Exhibit 99.1

EMSC News- For Immediate Release

Contact:	Deborah Hileman
(303) 495-1210
Deborah.hileman@emsc.net

Emergency Medical Services Acquires Templeton Readings, LLC

Greenwood Village, Colo. (October 20, 2008)—Emergency Medical Services Corporation (NYSE: EMS) today announced that its EmCare, Inc., (EmCare) subsidiary has acquired Templeton Readings, LLC. Founded in 2001 in suburban Baltimore, Md., by Philip A. Templeton, M.D., F.A.C.R., Templeton Readings, LLC is a leading provider of final reads and teleradiology services with contracts in 31 states and agreements representing an extensive network of radiologists across the country.

The transaction was completed on Friday, October 17, 2008. The company anticipates that the acquisition will contribute approximately $20 million in new annual net revenue. In connection with the acquisition, Dr. Templeton will continue in his role as President of Templeton Readings, LLC. He also has joined EmCare as Vice President, Strategy and Development of RadStaffing Management Solutions, an EmCare subsidiary.

William A. Sanger, EMSC Chairman and Chief Executive Officer, said, “A number of significant market dynamics make this acquisition an exciting opportunity for the company. We believe that the shortage of radiologists has helped fuel development of the market for teleradiology solutions as physicians look to meet a growing demand with increasingly limited resources. Recent advances in technology coupled with a broader acceptance of teleradiology services in hospitals will continue to drive growth in our view particularly in the final reads market. This acquisition will provide EMSC a unique platform to deliver a comprehensive radiology solution to the marketplace.”

Dr. Philip Templeton said, “This union with EmCare will further enhance opportunities for both entities. I am pleased to be forging a relationship with EmCare and EMSC, and look forward to working with them to enhance teleradiology service offerings to hospitals nationwide.”

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) (www.emsc.net) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings, Inc. (EmCare), the Company’s emergency department and hospital-based management services segment. AMR is the leading provider of ambulance services in the United States. EmCare is the nation’s leading provider of outsourced emergency department staffing and related management services. In 2007, EMSC provided services to 10 million patients in more than 2,000 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado.

About EmCare®

EmCare, Inc. and the physician groups operating under the EmCare® brand are leading providers of outsourced emergency department and hospital-based physician services to healthcare facilities in the United States. EmCare has more than 400 exclusive contracts with hospitals and independent physician groups to provide emergency department, anesthesiology, hospitalist and radiology staffing, management and other administrative services. EmCare is a subsidiary of Emergency Medical Services Corporation.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

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